UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2009

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On May 12, 2009, Occidental Petroleum Corporation (“Occidental”) entered into an Underwriting Agreement with Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as the representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Occidental agreed to issue and sell to the Underwriters $750 million in aggregate principal amount of its 4.125% Senior Notes due 2016 (the “Notes”). The public offering price of the Notes was 99.292% of the principal amount. The net proceeds from the offering of approximately $739.2 million, after deducting underwriting discounts and estimated offering expenses, will be used for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by Occidental, and customary conditions to closing, indemnification obligations of Occidental and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions.

The Notes will be issued pursuant to an Indenture dated April 1, 1998 between Occidental and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, the original trustee, as supplemented by an Officers’ Certificate to be dated May 15, 2009, setting forth the specific terms applicable to the Notes (the “Officers’ Certificate”). The Notes will bear interest at the rate of 4.125% per year. Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2009. The Notes will mature on June 1, 2016. Occidental may redeem some or all of the Notes at any time and from time to time at the redemption price set forth in the Notes.

The Notes will be sold pursuant to Occidental’s automatic shelf registration statement on Form S-3 (Registration No. 333-152875) under the Securities Act of 1933. Occidental has filed with the Securities and Exchange Commission a final prospectus supplement, dated May 12, 2009, together with the accompanying prospectus, dated August 11, 2008, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement, the Officers’ Certificate and the Notes, please refer to the Underwriting Agreement, the form of the Officers’ Certificate and the form of Note, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2, respectively.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged, and may in the future engage, in commercial banking and investment banking transactions with Occidental and its affiliates, for which they have received and in the future may receive compensation.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

1.1	Underwriting Agreement, dated May 12, 2009, among Occidental Petroleum Corporation, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC.

4.1	Form of Officers’ Certificate, dated May 15, 2009, establishing the terms and form of the 4.125% Notes due 2016.

4.2	Form of 4.125% Note due 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: May 14, 2009	/s/ ROY PINECI
Roy Pineci, Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated May 12, 2009, among Occidental Petroleum Corporation, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC.

4.1	Form of Officers’ Certificate, dated May 15, 2009, establishing the terms and form of the 4.125% Notes due 2016.

4.2	Form of 4.125% Note due 2016.